News Release

Contact: Dori Abel
dori.abel@zovio.com
858 668 2586 x11636

Zovio Announces it has Acquired TutorMe, a Leading Online Tutoring Solution

Strategic acquisition will expand Zovio’s suite of offerings to higher education partners

SAN DIEGO (April 4, 2019) Zovio (NYSE: BPI) today announced it is expanding the scope of services it offers through its acquisition of TutorMe, a leading provider of instant online tutoring services. TutorMe aligns perfectly with the education services at Zovio, and provides a platform through which Zovio will be able to offer additional products in the future. Powered by a smart matching engine, TutorMe provides its tutoring services 24/7 across more than 300 subjects, along with robust analytical dashboards for administrators.

“TutorMe is a strong and seamless fit into our education technology services ecosystem, with a common vision of serving today’s learners in the way they want to be served and a commitment to creating positive student outcomes,” said Zovio CEO Andrew Clark. “We see many immediate opportunities to leverage the TutorMe platform to serve additional higher education institutions and employers, who can use this on-demand network to coach learners through their course progression.”

Through their academic partnerships, TutorMe reaches hundreds of thousands of students throughout the United States and Canada. Their tutoring solution seamlessly integrates with learning management systems and course management systems, making it an easy transition for colleges and universities to provide additional student learning support, leading to better student outcomes.

“We are excited to become a valuable addition to Zovio’s education technology services,” said Myles Hunter, CEO and co-founder of TutorMe. “TutorMe will bring to Zovio a key learning service platform and point of differentiation as they help institutions improve student retention and success. As part of Zovio, TutorMe will be able to expand its footprint and impact even more students.”

“Working with Zovio will open opportunities to provide other learning services to higher education institutions and their learners,” said Victor Kotseruba, Vice President of Technology and co-founder of TutorMe. “As we continue to improve our solution, we look forward to the opportunities for collaboration on future technologies.”

TutorMe was built by students to help students. The technology driving its tutoring services will help Zovio participate in the $5 billion U.S. subject tutoring market.

As part of Zovio, TutorMe will maintain its operating model, brand, and purpose. The transaction is expected to close in early April, subject to customary closing conditions.

About TutorMe
Based in Los Angeles, TutorMe is a leading provider of online tutoring. TutorMe offers a complete strategic partnership, qualified to provide premium online tutoring to academic institutions of all types and successfully improve student retention. Their platform connects a student with the most-qualified online tutor in under 30 seconds using a matching system powered by AI. Students learn via their advanced lesson space, featuring video chat, screen-sharing, virtual whiteboards and much more. They also create fully-animated online test preparation courses. To learn more about TutorMe, visit www.tutorme.com.

About Zovio
Zovio (NYSE: BPI) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. Zovio leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio’s purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.

Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties, including our ability to integrate the acquisition of TutorMe and the anticipated impact of the acquisition of TutorMe on our capabilities and our business. Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 12, 2019, the Company’s quarterly reports on Form 10-Q, and the Company’s current reports on Form 8-K which are available at www.Zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

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